EX-99.j3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of RBC Funds Trust of our reports dated May 24, 2023, relating to the financial statements and financial highlights, which appear in RBC Emerging Markets Equity Fund’s, RBC Emerging Markets ex-China Equity Fund’s, RBC Emerging Markets Value Equity Fund’s, RBC Global Opportunities Fund’s, RBC Global Equity Leaders Fund’s, RBC International Opportunities Fund’s, RBC International Equity Fund’s, RBC International Small Cap Equity Fund’s, RBC China Equity Fund’s, RBC BlueBay Short Duration Fixed Income Fund’s (previously known as RBC Short Duration Fixed Income Fund), and RBC BlueBay Ultra-Short Fixed Income Fund’s (previously known as RBC Ultra-Short Fixed Income Fund) Annual Reports on Form N-CSR for the periods ended March 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, MN

July 26, 2023